                                                                  Exhibit (p)1.6

                    ARROWSTREET CAPITAL, LIMITED PARTNERSHIP

                                 CODE OF ETHICS
                                  (APRIL 2003)

Each partner and employee of Arrowstreet Capital, Limited Partnership ("ASC") is required to review and abide by the rules and standards of conduct described under this Code of Ethics.

1. Legal Requirements

As an adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") with the SEC, and in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), ASC has adopted this Code of Ethics ("Code"), which communicates its policies and procedures with respect to employee conduct. The Advisers Act and Rule 17j-1 under the 1940 Act, in the case of investment companies registered under the 1940 Act, prohibit ASC and its "Access Persons" from engaging in fraudulent or manipulative practices with respect to client accounts advised by ASC.

2. General Principles

The Code of Ethics establishes rules of ethical and professional conduct of all partners and employees of ASC. The Code also contains policies and procedures to prevent conflicts of interest between the personal securities transactions of Access Persons and the securities transactions of ASC clients. In connection with personal securities transactions, all Access Persons of ASC should always:

         -        Place the interests of ASC clients first

         - Ensure that all personal securities transactions are conducted in accordance with this Code and the Insider Trading Policy Statement in a manner so as to avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility and

         -        Not take inappropriate advantage of their positions at ASC

Further all Access Persons of ASC should not:

         -        Employ any device, scheme or artifice to defraud a client

         - Make any untrue statement of material fact or material omission in communications to clients or the public

         - Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client

         -        Engage in any manipulative practice with respect to a client

The Code is administered by the Compliance Officer of ASC (and in her absence by the President of ASC). The Compliance Officer is responsible for identifying Access Persons on a continuing basis and informing them of their duty to report personal trades and to provide them with a copy of the Code. The Compliance Officer maintains a list of all Access Persons over the past 5 years in an easily accessible place.

3. Insider Trading Policy Statement

3.1 Overview

ASC seeks to foster a reputation for integrity and professionalism. The confidence and trust placed in ASC by clients is something each Access Person should value and endeavor to protect. This Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

3.2 Applicability

This Policy Statement applies to all Access Persons of ASC.

3.3 Information or Clarification Requests

ASC's insider trading program is administered by the Compliance Officer (or in the absence of the Compliance Officer or where the personal trades of the Compliance Officer are concerned, by the President or Senior Portfolio Manager of ASC). All questions or possible violations should be directed to the attention of the Compliance Officer (or in her absence to the President of ASC) promptly.

The following actions should be taken if any Access Person is unsure as to whether or not they possess insider information:

         -        Report the information immediately to the Compliance Officer;

         - Refrain from any trading activity on behalf of themselves or others; and

         - Not communicate this information to anyone inside or outside of ASC with the exception of the Compliance Officer.

The Compliance Officer will communicate with the Access Person directly once an assessment of the situation has been made.

4. Definitions

A. The following definitions have been provided to further clarify the mandates of the Code.

         "Access Person" means any partner, director, officer, member or Advisory Person of ASC.

         "Advisory Person" means (1) any partner or employee of ASC or of any company in a control relationship to ASC, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by an ASC Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship, or deemed by the Compliance Officer to be in a control relationship, to ASC who obtains information concerning the recommendations made by ASC with regard to the purchase or sale of a Security.

         "Beneficial Ownership" shall be interpreted to include any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares a direct or indirect pecuniary interest in the security. As set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, the term "pecuniary interest" in securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

         "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by registered open-end investment companies (including shares of registered open-end investment companies that are traded on an exchange).

B. The following descriptions have been provided to further clarify the mandates of the Insider Trading Policy Statement of ASC.

         INSIDER TRADING

         Insider trading is a violation of this Policy Statement and a violation of Federal Securities Laws. The term "insider trading" is not defined in the Federal Securities Laws but is generally used to refer to the use of material, non-public information to trade in securities (whether or not one is an insider to the company that issued the securities) or the communication of material non-public information to others who may trade on the basis of such information. While the law with respect to insider trading is not static, it is generally understood that insiders are prohibited from trading or having others trade on their behalf in securities of a company with respect to which the insider has material non-public information that he or she obtained during the course of his or her employment. Insiders are also prohibited from communicating any such material non-public information to others.

         Material Information

         Material information is information that a reasonable investor would consider important in making his or her investment decisions. Generally, this is information whose disclosure will have substantial effect on the price of that company's securities. Examples of material information include revisions to previously published earnings estimates, merger or other significant transaction proposals, litigation, extraordinary turnover in management and significant orders to buy/sell securities.

         Non public Information

         Public information is information that has been disseminated broadly to investors in the marketplace. One must be able to point to some tangible evidence that the information is public such as public filings with the SEC, newspapers, data services, general circulation information etc. Research conducted by ASC employees may inadvertently uncover information that has not been disseminated to the public - this may include inadvertent disclosures by representatives of a public company interviewed by ASC personnel or prepublication information from a data service or news journal. Material non-public information is not made public by select dissemination or by partial disclosures and in such cases will retain its status as non-public information. Information will not be considered public until the 3rd business day after disclosure to the general public.

         BENEFICIAL OWNERSHIP ACCOUNT

         This is an account in which a person has a Beneficial Ownership interest. Although the following list is not exhaustive, a person is generally regarded as having Beneficial Ownership of the following
         Securities:

         -        Securities held in the person's own name;

         - Securities held by the person's spouse if not legally separated;

         - Securities held in the name of minor children or in the name of any relative of the person or their spouse (including an adult child) who is presently sharing the person's home;

         - Securities not held in the person's own name if the person can vest or re-vest title in themselves or if the person has direct or indirect pecuniary interest in the securities;

         - Securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

         - Securities held with another in joint tenancy, community property, or other joint ownership;

         -        Securities held for the person's account by pledgees;

         - Securities pledged as collateral for a loan and held by a bank, broker, nominee or custodian on such person's behalf ;

         - Securities held by a trust in which the person is a settlor and has the power to revoke the trust without obtaining the consent of all the beneficiaries;

         - Securities held by a trust in which the person has remainder or income interest or has or shares the power to make purchase and sales decisions. An exception is made where the person's only interest is to get principal if a) some other remainder man dies or b) if some other person can direct by will a distribution of trust property or income to the person;

         - Securities held by a trust for which the person serves as trustee or co-trustee and in which the person or his/her immediate family has a pecuniary interest;

         - Securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

         - Securities held by a general or limited partnership in which the person is a general partner; and

         -        Securities in a portfolio giving the person performance fees

5.  Policies

(a) Personal Securities Trading

All Access Persons shall obtain preclearance from the Compliance Officer for transactions in Securities pursuant to Section 6 of this Code.

(b) High Risk Trading

ASC's compliance procedures may add to the risks involved in trading in short sales or derivative instruments by impeding quick trading decisions often required when trading in these markets. It is important that each Access Person is aware that any financial losses incurred in personal or Beneficial Ownership accounts as a result of the implementation of ASC's compliance policy will not be reimbursed by ASC.

(c) Tender Offers

Trading and tipping while in the possession of material nonpublic information regarding a tender offer received from a tender offeror, the target company or anyone acting on behalf of either is expressly prohibited.

(d) Restrictions on Disclosures

All Access Persons of ASC shall not disclose any nonpublic information (regardless of materiality) relating to ASC or its investment management activities to any person outside ASC unless such disclosure has been expressly authorized. Material non-public information should not be communicated to anyone outside or inside the firm with the exception of the Compliance Officer. Access persons are expressly prohibited from trading on their own behalf, on behalf of clients and others or from having others trade on their behalf on the basis of material non-public information.

(e) Penalties

Trading securities while in possession of material, nonpublic information or improperly communicating this information to others may expose an Access Person to severe penalties, including personal fines (up to 3 times profit gained or losses avoided), legal action by clients and/or imprisonment. In addition such actions may expose the employer to fines (up to the greater of $1 million or 3 times profit gained or loss avoided) as well as serious legal and regulatory sanctions. ASC views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary action, including termination.

(f) Short term trading

All Access Persons are expressly prohibited from effecting more than one trade (i.e. buying and selling or short selling and buying) in any given security within a 60-calendar day window for their personal accounts or Beneficial Ownership accounts.

6.   Preclearance of Transactions in Securities

(a) Preclearance

All Access Persons shall obtain preclearance from the Compliance Officer prior to effecting any Securities trades in which they, their families or their Beneficial Ownership accounts, are party to (i) if any such trades occur within 3 business days before or after any client has traded in the same or related Securities (ii) if the Securities are being acquired in an initial public offering or (iii) if the Securities are being acquired in a private placement.

Pre-clearance is not required for securities that do not come within the definition of "Security" used in this Code of Ethics, including investments in open-end mutual funds, securities that are direct obligations of the United States Government, CDs and other bank instruments, interests in variable insurance products, investments purchased through an automatic dividend reinvestment plan and currencies.

If an Access Person is unsure as to whether a holding is excluded, they should notify the Compliance Officer and include the holding in their disclosure statements until the Compliance Officer has communicated a resolution.

(b) Preclearance Form

The pre-clearance form (Appendix II (C)) should be used to submit information to the Compliance Officer. The Compliance Officer will promptly notify each individual of approval or denial verbally and in writing. Approval is valid for 3 business days from date given. Notification from the Compliance Officer must be kept strictly confidential.

7. Access Person Reporting Requirements

(a) Initial Holdings Report

No later than 10 days after becoming an Access Person, whether through outside hiring or internal transfer, every Access Person shall report to the Compliance Officer the following information, as indicated in Appendix II (D)(2):

         1. The title, number of share and principal amount of each Security in which the Access Person had any Beneficial Ownership when the person became an Access Person;

         2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         3.       The date the report is submitted by the Access Person.

(b) Quarterly Transaction Reports

No later than 10 days after the end of each calendar quarter, every Access Person shall report to the Compliance Officer the following information, as indicated in Appendix II (D)(1)(8).

         1. With respect to any transaction during the quarter in which the Access Person had any direct or indirect Beneficial
                  Ownership:

                  a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

                  b. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                  c. The price of the Security at which the transaction was effected;

                  d. The name of the broker, dealer or bank with or through which transaction was effected; and

                  e.       The date that the report is submitted by the Access
                           Person.

         2. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                  a. The name of the broker, dealer or bank with whom the Access Person established the account;

                  b.       The date the account was established; and

                  c.       The date the report is submitted by the Access
                           Person.

(c) Annual Holdings Reports

Annually, every Access Person shall report and certify the following information (which information must be current as of a date no more than 30 days before the report is submitted), as indicated in Appendix II (D)(2):

         1. The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

---------------------------
(8) Access Persons who provide copies of confirmations of trades and periodic brokerage statements to the Compliance Officer need only certify that no other Securities transactions took place during the quarter, provided that (i) such confirmations and periodic statements are provided to the Compliance Officer by the deadline required for the quarterly report in which the transactions or brokerage accounts must be reported and (ii) includes all information required under Section 7(b) of this Code.

         2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         3.       The date that the report is submitted by the Access Person.

(d)      Exceptions to Reporting Requirements

An Access Person need not make a report with respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

It is important that the deadlines for submitting quarterly reports remains firm in order to comply with SEC guidelines.

8.  Annual Acknowledgement

Annually, each Access Person is required to sign the Annual Acknowledgement form (Appendix II (B)), which certifies that the Access Person has read and understood the Code of Ethics and that the Access Person has complied with the policy to date.

9. Recordkeeping Requirements

ASC will maintain and preserve:

         a) In an easily accessible place, a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

         b) In an easily accessible place, a record of any violation of this Code of Ethics (and any prior code of ethics that was in effect at time during the past five years) and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

         c) A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, provided that for the first two years such reports must be maintained and preserved in an easily accessible place;

         d) In an easily accessible place a list of all persons who are, or within the past five years were, required to make or required to review, reports pursuant to this Code of Ethics.

         e) A copy of each report provided to any Fund as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which the report is made, provided that for the first two years such record will be preserved in an easily accessible place; and

         f) A written record of any decision, and the reasons supporting any decision, to approve the purchase by an Access Pension of any security in an initial public offering or in an private placement for a period of five years following the end of the fiscal year in which the approval is granted.

10. Gifts

No Access Person or a member of his/her family shall seek or accept gifts, favors, preferential treatment or special arrangements from any broker, dealer, investment adviser, financial institution or other supplier of goods and services to ASC or its clients, or from any company whose securities have been purchased, sold or considered for purchase or sale on behalf of ASC clients. These prohibitions shall not apply to:

         a) Gifts of small value, usually in the nature of reminder advertising, such as pens, calendars etc which in the aggregate do not exceed $150 in value in any one calendar year;

         b) Occasional participation in lunches, dinners, cocktail parties, sporting events or similar social gatherings conducted for business purposes that is not so frequent, so costly or so expensive as to raise any questions of impropriety; and

         c)       Any other gift approved in writing by the Compliance Officer

11.      Review by ASC Board of Directors

The Compliance Officer is responsible for notifying the ASC Board and furnishing any relevant material information with regard to any and all violations of ASC's Code of Ethics by any Access Persons.

On an annual basis, the Compliance Officer reports to the ASC Board on:

         a) All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

         b)       Any recommended changes to the Code or procedures; and

         c) A summary of any violations, not previously reported to the ASC Board, during the past year where remedial action was taken.

12.      Reports to Mutual Fund Boards

At least annually, the Compliance Officer will furnish to the board of directors or trustees (the "Mutual Fund Board") of any ASC client that is an investment company registered under the 1940 Act a written report that (a) describes any issues arising under the Code or related procedures since the last report to the Mutual Fund Board including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (b) certifies that ASC has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

13.  Confidentiality

All information provided to the Compliance Officer by Access Persons shall be kept confidential unless the SEC or other regulatory authority or law requires that information to be made available.

14. Outside Business Activities

ASC's compliance policy requires that all employees report promptly to the Compliance Officer, using the form in Appendix II (A), any employment or business relationship outside the scope of their position with ASC for which compensation is received. This includes part-time jobs and other activities if compensated. Further any activity whereby an employee provides investment advice must be disclosed whether or not compensated. Such outside activities include but are not limited to the following:

         a)       Teaching;

         b)       Consulting;

         c) Business association with an individual not associated with ASC;

         d)       Professional practices; and

         e)       Presentations at seminars and conferences

The Compliance Officer and Senior Management will review this disclosure for potential conflicts of interest and determine whether to approve, restrict or disapprove this activity. Compensation received by an employee for certain types of outside business activities may be required to be paid to ASC. The Compliance Officer will notify the individual in writing of disapproval or restrictions on outside business activities.

15. Other laws, regulations, statements of policy

Nothing contained in this Code shall be interpreted as relieving any Access Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy adopted by ASC.

APPENDIX II (A)

DISCLOSURE OF OUTSIDE BUSINESS ACTIVITIES

Name:

Date:

Name of Company:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Position Held:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Type of Activity:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Compliance Officer Response:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

APPENDIX II (B)

                  13. ANNUAL ACKNOWLEDGEMENT

This acknowledgement is required to be signed by each access person and returned to the Compliance Officer no later than January 15th each year.

I have read and understand the ASC Insider Trading Policy Statement and Code of Ethics. I certify that I have to date, complied with and will continue to comply with these policy statements. I understand that any violation of these policy statements may lead to sanctions including dismissal.

Signature: ___________________________

Name: _____________________________________

Date: _________________________

APPENDIX II (C)

PRE CLEARANCE FORM

Date of Request: _____________________________

Name: _______________________________________

Signature: __________________________________

I wish to pre-clear the following securities. I understand that I am required to submit this form to the Compliance Officer and will be notified verbally and in writing of approval or denial. I understand that I am not to trade in the following securities until I have expressly obtained approval from the Compliance Officer.

 Name of                                                        Resolution
 Security                                                          of
    &                                                 A/C #,    Compliance     Date of
Identifier   Buy/Sell   Quantity   Price   Broker      Name       Officer     Resolution
----------------------------------------------------------------------------------------
________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________

APPENDIX II (D)(1)

QUARTERLY REPORT OF TRANSACTIONS

Quarter ended: ____________________________________________

Name: ____________________________________________

Signature: _________________________________

Date: _____________________________

INSIDER TRADING POLICY REMINDER:

ASC's Policy prohibits access persons (employees, management partners, officers, directors) from trading either personally or on the behalf of others, while in the possession of material non-public information or communicating material non-public information to the public.

I acknowledge the above reminder and have read and understand the Insider Trading Policy Statement. I represent that to the best of my knowledge neither I nor any member of my family, nor any trust, partnership or other entity under my direct or indirect influence or control has violated this policy.

I also hereby confirm that the disclosures contained below are accurate and complete for the quarter-ended __________________

         [ ]  No changes since my last quarterly report

   Name of
   Security
  (including
interest rate
    and                                          Broker,
maturity, if                                     Dealer                           Date of
 applicable)      Buy/Sell   Quantity    Price   or Bank   A/C #    A/C Name    Transaction
-------------------------------------------------------------------------------------------

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

2. If not already disclosed above, disclose below all new accounts established during the quarter in which you have any Beneficial Ownership interest (including accounts holding investments that are excluded from the term "Security" in the Code of Ethics.)

Broker, Dealer or
      Bank              A/C #      A/C Name     Date Established
----------------------------------------------------------------

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

APPENDIX II (D)(2)

INITIAL AND ANNUAL REPORT OF SECURITIES HOLDINGS

Year Ended: ____________________________________________ (Annual Reports Only)

Name: ____________________________________________

Signature: _________________________________

Date: _____________________________

CODE OF ETHICS AND INSIDER TRADING POLICY REMINDER:

ASC's Code of Ethics and Insider Trading Policy prohibit Access Persons (employees, management partners, officers, directors) from trading either personally or on the behalf of others, while in the possession of material non-public information or communicating material non-public information to the public, or otherwise in contravention of the requirements of the Code of Ethics.

I acknowledge the above reminder and have read and understand the Code of Ethics and the Insider Trading Policy Statement. I represent that to the best of my knowledge neither I nor any member of my family, nor any trust, partnership or other entity under my direct or indirect influence or control has violated this policy.

I also hereby confirm that the disclosures contained below are accurate and complete as of __________________

1. Complete the table below for each Security for which you have a Beneficial Ownership interest. (Consult the Code of Ethics for definitions of capitalized terms.)

Name of Security
   (including
interest rate and               Current    Broker,
  maturity, if                   Price     Dealer
   applicable)      Quantity  (per share)  or Bank   A/C #    A/C Name
----------------------------------------------------------------------

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

2. If not already disclosed above, disclose below all accounts in which you have any Beneficial Ownership interest (including accounts holding investments that are excluded from the term "Security" in the Code of Ethics.)

Broker, Dealer or
      Bank              A/C #      A/C Name     Date Established
----------------------------------------------------------------

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________